Exhibit 10.20

Form of Share Subscription Agreement

This Share Subscription Agreement (hereinafter “Agreement”) is hereby agreed and executed between (Subscribing Entity Name) (hereinafter “Subscriber”) and JEPLAN, Inc. (hereinafter “JEPLAN”) on (Execution Date) regarding Subscriber acquiring the shares (hereinafter “JEPLAN Shares”) to be issued by JEPLAN.

1．	JEPLAN shall, according to the special resolution at the Extraordinary Shareholders Meeting to be held on (Date), issue its new shares (hereinafter “Shares”) as follows, and Subscriber shall subscribe to the total number of the Shares together with other subscribers.

Number of shares for subscription:　(Number of Shares) Common shares

Subscriber and number of subscribed shares: (Subscriber Name) (Number of Subscribed Shares)

Amount to be paid in: ○○ Japanese Yen per share

Payment period: 　 From (Date) to (Date) (hereinafter “Payment Period”)

2．	Subscriber shall pay the full amount to be paid in for the Shares within the Payment Period, by way of bank transfer to the following bank account.

SUMITOMO MITSUI BANKING CORPORATION Hibiya Branch Ordinary Account

Account Number: 9182814　　　　Account Name: 株式会社JEPLAN (JEPLAN, INC.)　　　　Name in Katakana Letters: ｶ)ジェプラン

3．	Upon payment by Subscriber as per the preceding Clause, JEPLAN shall submit the following to Subscriber within one (1) month from the date when the payment was made in accordance with Clause 1 (hereinafter “Payment Date”): (1) Certified copy of Shareholder Registry, (2) Document evidencing the receipt of the payment, and (3) Certified copy of Corporate Registration (Certificate of Full Registry Records) that includes registration of issuance of the Shares.

4．	JEPLAN shall represent and warrant to Subscriber that the following matters are true and accurate as of the execution date hereof and the final date of the Payment Period (when different timing is provided for each of them separately, such applicable timing shall apply).

(1)	JEPLAN is a corporation duly and validly organized and existing under the laws of Japan with the necessary ability and authority to execute the Agreement, perform the obligations hereunder and issue the Shares in accordance herewith, and have completed all necessary internal procedures for such issuance. Such execution, performance and issuance do not violate any law, government ordinance, rule, announcement, or Articles of Incorporation or any other rules of JEPLAN, or any contract to which JEPLAN is a party. Any procedures that are necessary for such execution, performance, or issuance such as permit, license, and notification have been completed, and any additional conditions thereto (if any) are not violated.
(2)	JEPLAN operates its business in full compliance with any and all applicable laws and ordinances, including those for acquisition, registration, or notification regarding any and all licenses, permits, or approvals that are necessary under laws and ordinances for businesses currently operated. JEPLAN is not as of the execution date hereof and the final date of the Payment Period and has never been in the past subject to suspension of business, cancellation of license or registration for business, administrative guidance, or investigation by regulatory authority.
(3)	Total number of authorized shares of JEPLAN is three hundred sixty thousand (360,000), and other than those listed in Exhibit 1, there are no other shares, convertible bond certificates, bonds with equity warrants, bonds with share acquisition rights, share options of JEPLAN, or securities or warrants that are convertible to or exchangeable with shares of JEPLAN, or rights, options, or other entitlements that enable purchase or acquisition of shares from JEPLAN.
(4)	All shares listed in Exhibit 1 are issued validly and rightfully, and none of such shares have any pledge, right of retention, mortgage, or other security title, purchase-sale reservation, or any other limitation established thereon. Additionally, Subscriber will acquire full rights to the JEPLAN Shares without any encumbrance, such as security interest, on the Payment Date.

(5)	JEPLAN has issued the following documents to Subscriber prior to execution hereof, and all of such documents are current.
(i)	Articles of Incorporation (certified as of date of issuance by the Representative Director of JEPLAN);
(ii)	Certified copy of corporate registration (certificate of full registry records) obtained immediately prior to execution hereof;
(iii)	Financial statements of JEPLAN for the last two (2) financial years; and
(iv)	Shareholder Registry immediately prior to execution hereof (certified as of date of issuance by the Representative Director of JEPLAN).
(6)	Financial statements that Subscriber receives from JEPLAN are in compliance with laws and ordinances and Articles of Incorporation, prepared in accordance with corporate accounting rules that are generally deemed fair and appropriate, properly present the financial standing and business performance of JEPLAN. Additionally, there is no critical unrecorded transaction or obligation (whether fixed or contingent) that is not included in such documents, and no post-closure event has occurred that may materially adversely affect management, financial standing, business performance, credit status, or the like of JEPLAN.
(7)	Certified copy of corporate registration (certificate of full registry records) that is issued by JEPLAN to Subscriber as per Clause (5) herein includes all of the matters that JEPLAN should have registered as of the execution date hereof. As of the execution date hereof, there is no other ongoing matter other than the issuance of the Shares that causes any change to the matters stated in the certified copy of corporate registration.
(8)	Currently, no lawsuit or legal proceeding involving JEPLAN or administrative, tax, or other proceeding that may affect management, financial standing, business performance, credit status, or the like of JEPLAN (collectively hereinafter “Lawsuits”) is pending or threatened.
(9)	No application has been filed by JEPLAN or third party for institution of bankruptcy, civil rehabilitation, corporate reorganization, or special liquidation, or other similar bankruptcy procedure. Additionally, JEPLAN is not, and the performance hereof is unlikely to cause JEPLAN to become, in a state where it is unable, or admits to its creditors its inability, to pay its debts generally as such debts become due.
(10)	JEPLAN has been lawfully creating and submitting tax returns, and there is no fact of non-payment or delinquency of taxes, nor is there any risk of such.
(11)	JEPLAN owns all tangible or intangible assets necessary for the proper operation of the business it is carrying on as of the execution date hereof or has the right to use such assets lawfully.
(12)	JEPLAN is not and is unlikely to be in breach of patent rights, utility model rights, trademark rights, design rights, copyrights, and other intellectual properties of any third party. Additionally, JEPLAN has never breached or has never been accused of infringing on intellectual property of any third party.
(13)	JEPLAN has been fulfilling its obligations of payment, such as compensation or wage, to its directors and employees (hereinafter collectively “Employees” in this Item) or other monetary and similar obligations to the Employees by the applicable due date. JEPLAN is not and is unlikely to be in violation of labor-related laws or the like, judgments by judicial or administrative agencies, or existing contracts with the Employees. There is no existing or threatened human resource dispute between JEPLAN and its employees, such as a labor dispute or labor unrest.
(14)	None of JEPLAN, special stakeholder, shareholder, trade counterparty, or the like of JEPLAN is antisocial forces or any person similar to these (hereinafter “Antisocial Forces”, including but not limited to a person, group, member of such group, or anyone similar to these who is likely to encourage any act that disturbs the social order, illegal act, or inappropriate market transaction or the like), is cooperating with or involved in maintenance or operation of Antisocial Forces through funding to Antisocial Forces or the like, or having any interaction with Antisocial Forces. For the avoidance of doubt, “Special Stakeholder” for the purposes hereof shall mean the Special Stakeholder provided under Article 1 (xxxi) of Cabinet Office Order on Disclosure of Corporate Affairs (excluding those under (b) in such Clause).
(15)	Representations and warranties made by JEPLAN in this Clause, together with documents issued by and information provided by JEPLAN upon execution hereof are true and accurate and unlikely to cause Subscriber misunderstanding due to the omission of important information.

5．	JEPLAN shall pledge the following to Subscriber.
(1)	JEPLAN hereby pledges not to have any relationship whatsoever with Antisocial Forces. Additionally, in the event that JEPLAN newly obtains information regarding any relationship between JEPLAN, special stakeholder, or main stakeholder of JEPLAN or trade counterparty or similar party and Antisocial Forces, JEPLAN shall immediately report its occurrence and details to Subscriber, gather and confirm the facts relating to such relationship at the earliest, and notify Subscriber.

(2)	JEPLAN shall comply with laws and ordinances, rules, and announcements.
(3)	JEPLAN shall implement the necessary measures to appropriately secure the intellectual property rights of JEPLAN.
(4)	JEPLAN shall, when performing transactions with the related party defined under Accounting Standard for Related Party Disclosures do so under the same conditions as for transactions with third parties.
(5)	JEPLAN shall, upon creation of financial statements (including balance sheet, profit and loss accounts, statement of changes in net assets, notes to financial statements, audit report, supplementary schedule, cash flow table, income and expenditure plan, tax returns, and the like) following the financial year end, promptly submit such statements to Subscriber; provided that the foregoing obligation shall be deemed satisfied upon the public filing of any registration statement or amendment thereto with the United States Securities and Exchange Commission containing such financial statements as are required to be included in connection with such filing.

6．	Payment obligation of Subscriber during Payment Period shall be contingent upon satisfaction of all of the following, unless waived by Subscriber in writing.
(1)	Representations and warranties by JEPLAN under Clause 4 are true and accurate as of the execution date hereof and the final date of the Payment Period (or at the specified time if a different time is specified for each).
(2)	JEPLAN has performed or fulfilled all agreements and undertakings provided under the Agreement or any other agreements made between the parties (if any) that should have been performed or fulfilled by the end of the Payment Period.
(3)	No event has occurred that may materially adversely affect management, financial standing, business performance, credit status or the like of JEPLAN between the execution date hereof and the time of payment by Subscriber.
(4)	Subscriber is reasonably satisfied with the outcome of information disclosure provided by JEPLAN.
(5)	JEPLAN has submitted the following documents to Subscriber (all of these documents shall be copies certified by Representative Director of JEPLAN):
(i)	Minutes of Shareholders’ Meeting of JEPLAN when the issuance of the Shares was resolved;
(ii)	Minutes of Board of Directors’ Meeting of JEPLAN when the execution of the Agreement was resolved; and
(iii)	Certificates, reports and other documents of JEPLAN that are reasonably necessary for payment as requested by Subscriber.
(6)	No event that may severely and adversely affect the business, operation, asset, debts, financial standing, business performance, profits and losses, cash flow, or future revenue plans of JEPLAN has occurred.

7．	JEPLAN shall allocate the fund obtained by issuance of the JEPLAN Shares to operating capital and capital expenditure required for its business.

8．	Subscriber may, at its discretion and in accordance with laws and ordinances or Articles of Incorporation of JEPLAN, assign part or all of the JEPLAN Shares it owns (however, Subscriber shall hold prior consultation with JEPLAN regarding such assignment).

9．	JEPLAN shall, in the event that Subscriber incurs any damage arising from JEPLAN’s failure to perform obligations or breach of representations and warranties hereunder (including reasonable attorney cost, hereinafter “Damages”), compensate Subscriber for such Damages within the scope of reasonable and probable legal causation.

10．	This Agreement shall terminate in any of the following cases. However, termination hereof shall be effective solely toward the future. Unless otherwise provided herein, any rights and obligations that have accrued prior to the termination shall be in no way affected by such termination.
(1)	The Parties hereto unanimously agree to terminate this Agreement.

(2)	Shares of JEPLAN and other securities into which such shares will be exchanged become listed.
(3)	Subscriber ends up not becoming or ceases to be shareholder of JEPLAN.

11．	JEPLAN shall not, with any third party other than Subscriber, execute or make any agreement that may impede the performance of any of the provisions herein.

12．	This Agreement and any rights and obligations of the Parties hereto arising from or in relation hereto (hereinafter “Rights and Obligations”) shall be governed by and construed under the laws of Japan. Any litigation in relation to Rights and Obligations shall be subject to the jurisdiction of the Tokyo District Court (head office) as the court of first instance. This Agreement has been prepared in Japanese, and English is provided for convenience. In the event of discrepancy, the Japanese version shall control.

13．	Neither Party shall, during the effective period of this Agreement and for a period of two years after the termination of this Agreement, disclose to a third party or use for any purpose other than that provided for in this Agreement: (i) the contents of this Agreement without the prior written consent of the other Party; or (ii) information received by the Party (hereinafter “Receiving Party”) from the other Party to this Agreement (hereinafter “Disclosing Party”) in connection with this Agreement or the Subscriber’s subscription for the Shares (hereinafter “Confidential Information”) without the prior written consent of the Disclosing Party; provided, however, that this does not apply to the following information.
(1)	any information already publicly known at the time it is disclosed by the Disclosing Party to the Receiving Party;
(2)	any information that, after it is disclosed by the Disclosing Party to the Receiving Party, becomes publicly known due to a reason not attributable to the Receiving Party;
(3)	any information that, from before it was disclosed to the Receiving Party by the Disclosing Party, was independently held by the Receiving Party; or
(4)	any information that is lawfully obtained by the Receiving Party without the imposition of any confidentiality obligation from a third party after disclosure.

Notwithstanding the provisions of this Clause 13, the Parties may: (i) disclose Confidential Information if required to do so by the provisions of any law (including, for the avoidance of doubt, any of the United States securities laws or the rules and regulations promulgated thereunder, including in connection with the filing of any registration statement or amendment thereto) or stock exchange regulations or by any judicial or administrative agencies; and (ii) disclose Confidential Information to the officers, employees, partners, agents, attorneys, certified public accountants, and certified public tax accountants of the Parties to this Agreement, to the necessary extent and after imposing confidentiality obligations that are equivalent to those set out in this Clause 13.

14.       Upon the consummation of the transactions contemplated by this Agreement and the Subscriber becoming a shareholder of JEPLAN, the Subscriber shall deliver a signed copy of the Shareholder Support Agreement in the form as attached in Exhibit 2.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate, both retaining one (1) copy thereof respectively.

Month, Date, 2023

Subscriber	Address
Name
Representative Director (Seal)

JEPLAN	Address	12-2 Ogimachi, Kawasaki-ku Kawasaki-shi, Kanagawa
	Name	JEPLAN, INC.
Representative Director Masaki Takao (Seal)